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                                   EXHIBIT (j)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Davis Variable Account Fund, Inc.

We consent to the use of our report dated February 9, 2001 incorporated by reference in this Registration Statement of Davis Variable Account Fund, Inc. and to the references to our firm under the headings "Financial Highlights" in each of the Prospectuses for Davis Variable Account Fund, Inc. and "Auditors" in the Statement of Additional Information.


                                   /s/ KPMG, LLP
                                  --------------------------------------
                                  /s/ KPMG LLP


Denver, Colorado
April 23, 2001